EXHIBIT 99.1

FARMHOUSE INC. NAMES NEW CHIEF FINANCIAL OFFICER

Press Release: OTC DISCLOSURE & NEWS SERVICE

SAN FRANCISCO, Calif., March 30, 2020 – Farmhouse, Inc. (OTC:FMHS) (the “Company”), a company focused on leveraging technology to connect the regulated cannabis industry, today announces that Mr. Lanny R. Lang, 62, has been appointed as the Chief Financial Officer, effective February 8, 2021.

“I am pleased to be working with Lanny as our new Chief Financial Officer,” said Chief Executive Officer Evan Horowitz. “Lanny brings over 30 years of CFO-related public company executive expertise to the Company. We look forward to utilizing his experience as we accelerate our going-to-market strategies and advance our plans to uplist to the OTCQB. At this time, we would like to thank Kevin Asher for his service as our former Chief Financial Officer.”

Since 1993, Mr. Lang has been the principal of Lang Financial Services, Inc., a private management and accounting consulting firm, providing restructuring, reverse merger, capital structuring, financial process and SEC financial reporting services to early stage and emerging growth companies. Since February 2019, Mr. Lang is the CFO and Secretary of House of Jane Inc., a public company (OTC: HOJI). From July 2016 to June 2018, Mr. Lang was the CFO of ORhub, Inc., a public company (OTC: ORHB). From 1995 to July 2017, Mr. Lang was the CFO, Secretary and a director of Aztoré Capital Corp. and prior to that, of Aztoré Holdings, Inc. Mr. Lang started his career with Price Waterhouse (now PWC) in Minneapolis, Minnesota upon graduating with a BA Degree in Accounting from the University of Northern Iowa.

About Farmhouse, Inc.

The Company has built a foundation through strategic acquisition of premium cannabis related domains and trademarks. These include blunt.com, extract.com and a successful trademark of @420. This foundation will enable the Company to continue connecting and providing transparency in the regulated cannabis industry. The Company’s core product is WeedClub®, a social network platform that allows its members to digitally network with actual vetted cannabis industry stakeholders. The WeedClub® platform serves the professional cannabis and hemp industries, such as licensed growers, dispensers, laboratories, distributors, investors, accountants, lawyers, consultants, and others. Since being founded in 2014, the WeedClub® platform has grown to over 5,000 members.

Forward Looking Statements

The Company cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the Company's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in its business, including, without limitation: the fitness of the product for a particular application or market, the expectations of future revenue growth may not be realized, timing of orders and deliveries, ongoing demand for its software products and related services, the impact of global pandemics (including COVID-19) on the demand for its products and services; and other risks described in its prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s Registration Statement on Form S-1 and any subsequent filings with the SEC. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact Information

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